UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

Focus Impact BH3 Acquisition Company
(Exact name of registrant as specified in its charter)

Delaware	001-40868	86-2249068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 33rd Floor, New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 213-0243
Registrant’s telephone number, including area code

CRIXUS BH3 ACQUISITION COMPANY
819 NE 2nd Avenue, Suite 500
Fort Lauderdale, FL
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Warrant	BHACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	BHAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	BHACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2023, Focus Impact BH3 Acquisition Company (f/k/a/ Crixus BH3 Acquisition Company) (the “Company” or “we”), Crixus BH3 Sponsor LLC (the “Sponsor”) and Focus Impact BHAC Sponsor, LLC (the “New Sponsor”) entered into a Purchase Agreement (the “Purchase Agreement”). In connection with the closing of the transactions contemplated by the Purchase Agreement, the New Sponsor (i) purchased an aggregate of 3,746,303 shares of Class A common stock, par value $0.0001 per share and Class B common stock, par value $0.0001 per share, from the Sponsor and certain other shareholders of the Company and 4,160,000 private placement warrants from the Sponsor for an aggregate purchase price of $16,288.27 and (ii) became the sponsor of the Company (together, the “Purchase”). The Purchase closed as of November 2, 2023.

In connection with the closing of the Purchase, the New Sponsor, among other things, joined as a party to (i) the Letter Agreement, dated October 4, 2021, by and between the Company and the Sponsor (the “Letter Agreement,”) and (ii) the Registration and Stockholder Rights Agreement, dated October 4, 2021, among the Company, the Sponsor and certain security holders party thereto.

In addition, in connection with the closing of the Purchase, (i) the Company received an irrevocable waiver by the underwriters of the Company’s initial public offering of their rights to receive the deferred underwriting fee in the aggregate amount of $8,050,000 contemplated by the Underwriting Agreement, dated October 4, 2021, and (ii) each of (x) the “working capital” promissory note between the Company and the Sponsor, dated November 1, 2022 (in aggregate principal amount of approximately $910,000), and (y) the “extension” promissory note between the Company and the Sponsor, dated July 31, 2023 (in aggregate principal amount of approximately $350,881.44), were terminated.

Subscription Agreement

On November 3, 2023, the Company entered into a subscription agreement (the “Subscription Agreement”) with the New Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an unaffiliated third party, pursuant to which Polar agreed to make certain capital contributions to the Company of up to $1,200,000 (the “Capital Contribution”) from time to time, at the request of the Company, subject to the terms and conditions of the Subscription Agreement, to the Company. Pursuant to the Subscription Agreement, the Capital Contribution shall be repaid to Polar by the Company within five (5) business days of the Company closing an initial business combination (the “Closing”). Polar may elect to receive such repayment (i) in cash or (ii) in shares of common stock of the surviving entity in such initial business combination (the “Surviving Entity”) at a rate of one share of common stock for each ten dollars ($10.00) of the Capital Contribution that is funded. Additionally, in consideration of the Capital Contribution, at the Closing, the Surviving Entity will issue to Polar one share of common stock for each dollar of Capital Contribution that is funded prior to the Closing. The Company also agreed that the Surviving Entity shall register for resale any shares of common stock issued to Polar pursuant to the Subscription Agreement. Upon certain events of default under the Subscription Agreement, the Surviving Entity shall issue to Polar an additional 0.1 shares of common stock for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein. In the event the Company liquidates without consummating an initial business combination, any amounts remaining the Company’s cash accounts (excluding the Company’s trust account) will be paid to Polar by the Company within five (5) calendar days of the liquidation, up to the amount of the Capital Contribution that is funded.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information disclosed under Item 1.01 of this Current Report on Form 8-K (this “Report”) with respect to the termination of the promissory notes is incorporated into this Item 1.02 to the extent required herein.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed under Item 1.01 of this Report with respect to the Subscription Agreement is incorporated into this Item 3.02 to the extent required herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2023, Gregory Freedman, Daniel Adan, Dwight “Arne” Arnesen, Jonathan Roth and Mark Rose resigned as members of the Board of Directors of the Company (the “Board”), and Daniel Lebensohn, Gregory Freedman and Michelle Guber resigned as officers of the Company. There was no known disagreement with any of our outgoing directors or officers on any matter relating to the Company’s operations, policies or practices. Daniel Lebensohn and Eric Edidin will remain as Board members following the consummation of the Purchase.

Also, on November 2, 2023, the Board appointed Carl Stanton, Ernest Lyles, Wray Thorn, Troy Carter and Dia Simms to the Board. The Board determined that each of Troy Carter, Dia Simms and Eric Edidin are “independent” directors as defined by the rules of Nasdaq and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Troy Carter, Dia Simms and Eric Edidin were appointed as members of the audit committee, with Eric Edidin serving as chairman of the audit committee. Troy Carter and Eric Edidin were appointed to the compensation committee, with Troy Carter serving as chairman of the compensation committee. Also on November 2, 2023, the Board appointed Carl Stanton as Chief Executive Officer of the Company, Ernset Lyles as Chief Financial Officer of the Company and Wray Thorn as Chief Investment Officer of the Company.

The following sets forth certain information concerning each new director and officer’s past employment history, directorships held in public companies, if any.

Carl M. Stanton. Carl is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as the Chief Executive Officer of Focus Impact Acquisition Corp., a special purpose acquisition corporation, (Nasdaq: FIAC), which has entered into a business combination agreement with DevvStream Holdings Inc. Carl brings nearly three decades of experience in leading companies across transformative Private Equity/Alternative Asset management with a proven track record in creating shareholder value. Carl has unique knowledge and skills across all facets of Asset Management. He is a team builder and has managed and co-led two Alternative Asset Management firms totaling over $4.5 billion AUM, and has delivered best-in-class investment performance results along with colleagues over multiple funds. He has advised CEOs, CFOs, and Boards of Directors of multiple companies and spread managerial, financial, and strategic best practices with demonstrated expertise in value creation strategies including revenue growth strategies, industry transformation, cost control, supply chain management, and technology best practices. Carl has also served as Board Member to more than 15 portfolio companies across Industrial Products & Services, Transportation & Logistics and Consumer industries.

Carl is former Managing Partner and Head of Private Equity for Invesco Private Capital, a division of Invesco, Ltd. (NYSE: IVZ), which managed private investment vehicles across private equity, venture capital, and real estate. At Invesco Private Capital, Carl was responsible for overseeing multiple alternative asset investment Funds and served as Chair of Investment Committee for domestic PE efforts. Prior to Invesco, Carl served as Managing Partner and co-owner at Wellspring Capital Management LLC, a private equity investment firm focused on control investments in growing companies in the industrial products & services, healthcare and consumer industries. He oversaw and approved all investments as a member of the Investment Committee. At the time of his retirement in 2015, the firm had invested more than $2.5 billion in 35 platform companies and achieved top-tier investment results.

Currently, Carl serves as the Founder of cbGrowth Partners, which focuses on sustainable investments, and serves as Advisor to Auldbrass Partners. Previously, Carl worked at Dimeling, Schreiber & Park, Peter J Solomon & Co, Associates, and Ernst & Young Corporate Finance LLC. Mr. Stanton holds a BS degree in Accounting from the University of Alabama and an MBA degree from Harvard Business School. He resides in New York with his family and serves as Trustee, Treasurer and Head of Finance and Endowment Committee of Christ Church United Methodist, a nonprofit organization. He also serves as Board of Visitors at the University of Alabama, College of Commerce.

Ernest D. Lyles II. Ernest serves as the Chief Financial Officer of Focus Impact Acquisition Corp., a special purpose acquisition corporation, (Nasdaq: FIAC), which has entered into a business combination agreement with DevvStream Holdings Inc. Ernest is also the CEO of The HiGro Group, a mission driven private equity firm focused on buyout investing in the lower middle market, which he founded in 2016. As CEO, Ernest oversees all aspects of the firm including investment activities, growth initiatives and talent management. Additionally, he serves as a board observer of EMSAR and lead director of DRS Imaging Services, two HiGro portfolio companies. Prior to founding The HiGro Group, Ernest spent a decade as an investment banker with UBS Investment Bank where his tenure included advising the world’s most notable corporations and private equity firms. As the head of technology and business services at UBS Investment Bank, Ernest became the most senior African-American investment banker within the firm’s industry coverage groups.

Ernest serves as a director on the boards of the Citizens Committee for New York, Scan / Harbor and Manhattan Country School. Ernest also is a member of the New York Economic Club and Founder of the UTULIVU Group, a mission driven non-profit focused on the continuity of holistic achievement by high performing Black men. Ernest attended The Howard University School of Law in Washington DC and Shepherd University in West Virginia.

Wray T. Thorn. Wray is a Partner and Co-Founder of Focus Impact Partners, LLC and currently serves as the Chief Investment Officer of Focus Impact Acquisition Corp., a special purpose acquisition corporation, (Nasdaq: FIAC), which has entered into a business combination agreement with DevvStream Holdings Inc. Wray is also the Founder and Chief Executive of Clear Heights Capital, a private investment firm committed to helping companies realize their growth and development objectives. Wray is deeply involved in building and leading businesses to source, structure, finance and make private investments as well as helping companies, organizations and executives realize their growth and development objectives. With over two decades of experience as a Chief Investment Officer, investment leader and lead director, Wray has firsthand knowledge of investment firm leadership, private investing and company value creation. Wray has also been at the forefront of proactive ESG principals, putting people first in private investing as well as applying data and technology to innovate private investing.

Prior to founding Clear Heights Capital, Wray was Managing Director and Chief Investment Officer—Private Investments at Two Sigma Investments. Wray architected and led the firm’s private equity (Sightway Capital), venture capital (Two Sigma Ventures) and impact (Two Sigma Impact) investment businesses as Chief Executive and Chief Investment Officer of TSPI, LP and Chair & Venture Partner of TSV. During his 9-year tenure, Wray grew the private investment businesses to nearly $4 billion in AUM and 90 team members, with the dual objectives of building differentiated direct private investment businesses that capitalized on Two Sigma’s capabilities in data science and technology through which a portion of the firm’s proprietary capital could be invested alongside external investor capital.

Before Two Sigma, Wray was a Senior Managing Director with Marathon Asset Management, where he was a senior member of the investment team, developed the firm’s private equity investment activities and played a role in many new business opportunities and capital formation initiatives for the firm. Prior to joining Marathon, Wray evaluated and executed management buyout transactions as a Director with Fox Paine & Co. and as a Principal at Dubilier & Co. Wray began his career in the financial analyst program at Chemical Bank (today, J.P. Morgan) as an Associate in the Acquisition Finance Group.

Wray has been involved in approximately 290 transactions, add-on acquisitions, realizations, corporate financings, fundraisings and other principal transactions with aggregate consideration in excess of $32 billion, including direct private equity, venture and third-party managed fund investments representing more than $2.8 billion in invested capital. Wray has been a part of driving shareholder value creation and corporate growth as member of boards and committees of more than 30 companies and investment funds, across industries including technology, financial services, education, consumer services and real assets.

Wray is committed to giving back to the community, serving as Co-Chair of the Board of Youth, INC, as a grant monitor and event committee chair for Hour Children, as an Associate of the Harvard College Fund and previously as the founding President of the Saint Stephen of Hungary School Foundation. In his 15+ years working with Youth, INC, a venture philanthropy organization in New York City, Wray has engaged in many aspects of the organization’s growth and development including recruiting senior leadership, leading strategic planning initiatives, chairing the governance and compensation committees and being a part of raising more than $100 million to transform the lives of NYC youth by empowering more than 175 grass-roots non-profits that serve them. Wray earned an A.B. from Harvard University.

There is no family relationship between Messrs, Stanton, Lyles, Thorn and Carter and Ms. Simms and any director or executive officer of the Company. Additionally, Messrs. Stanton, Lyles, Thorn and Carter and Ms. Simms will not be compensated by the Company for their service as officers or directors.

In connection with their appointment as officers or directors, Messrs. Stanton, Lyles, Thorn and Carter, and Ms. Simms entered into an indemnity agreement and a joinder agreement to the Letter Agreement filed as Exhibit 10.2 to the Current Report on form 8-K filed by the Company with the SEC on October 7, 2021.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 3, 2023, the Company changed its corporate name to "Focus Impact BH3 Acquisition Company", pursuant to an amendment to its amended and restated certificate of incorporation (the “Amendment”) filed with the Delaware Secretary of State on November 3, 2023 (the “Name Change”). Pursuant to Delaware law, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders.

A copy of the Amendment is filed as Exhibit 3.1 to this Report in the form of Exhibit 10.6 to the Current Report on form 8-K filed by the Company with the SEC on October 7, 2021.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation of Focus Impact BH3 Acquisition Company, as of November 3, 2023
10.1	Subscription Agreement, dated November 2, 2023, by and among Crixus BH3 Acquisition Company, Focus Impact BHAC Sponsor, LLC and Polar Multi-Strategy Master Fund.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2023

FOCUS IMPACT BH3 ACQUISITION COMPANY

	By:	/s/Carl Stanton
Name: Carl Stanton
Title: Chief Executive Officer